Exhibit 99.1

Universal Logistics Holdings Reports First Quarter 2024 Financial Results; Declares Dividend

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First Quarter 2024 Operating Revenues: $491.9 million, up 12.5%
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First Quarter 2024 Operating Income: $75.1 million, up $36.9 million
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First Quarter 2024 Earnings Per Share: $1.99 per share, up $1.04 per share
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Declares Quarterly Dividend: $0.105 per share

Warren, MI – April 25, 2024 — Universal Logistics Holdings, Inc. (NASDAQ: ULH) today reported consolidated first quarter 2024 net income of $52.5 million, or $1.99 per basic and diluted share, on total operating revenues of $491.9 million. This compares to net income of $24.9 million, or $0.95 per basic and diluted share, during first quarter 2023 on total operating revenues of $437.4 million.

In the first quarter 2024, Universal’s operating income increased $36.9 million to $75.1 million, compared to $38.2 million in the first quarter one year earlier. As a percentage of operating revenue, operating margin for the first quarter 2024 was 15.3%, compared to 8.7% during the same period last year. EBITDA, a non-GAAP measure, increased $40.2 million during the first quarter 2024 to $96.9 million, compared to $56.7 million one year earlier. As a percentage of operating revenue, EBITDA margin for the first quarter 2024 was 19.7%, compared to 13.0% during the same period last year.

“I am extremely pleased with Universal’s overall results in the first quarter of 2024,” stated Universal’s CEO Tim Phillips. “Bolstered by a recently awarded program, our contract logistics segment continues to deliver significant value to our customers while serving as a meaningful differentiator in our business model. Our agent-based trucking business also generated solid returns, although our intermodal and company-managed brokerage segments experienced significant margin pressure during this prolonged freight recession. We continue to remain highly-focused on managing our controllable costs, increasing our productivity, and returning these under-performing operations back to profitability. Overall, I remain bullish on Universal’s outlook and, with our best-in-class contract logistics franchise leading the way, I am excited about our prospects for a strong 2024.”

Segment Information:

Contract Logistics

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First Quarter 2024 Operating Revenues: $313.5 million, 48.4% increase
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First Quarter 2024 Operating Income: $81.5 million, 26.0% operating margin

In the contract logistics segment, which includes our value-added and dedicated services, first quarter 2024 operating revenues increased 48.4% to $313.5 million, compared to $211.3 million for the same period last year. At the end of the first quarter 2024, we managed 71 value-added programs, including a recent contract logistics award that ramped-up in the first quarter and is expected to be complete by the end of 2024. This compares to 65 programs at the end of the first quarter 2023. Included in contract logistics segment revenues were $8.6 million in separately identified fuel surcharges from dedicated transportation services, compared to $9.7 million during the same period last year. First quarter 2024 income from operations increased $53.7 million to $81.5 million, compared to $27.8 million during the same period last year. As a percentage of revenue, operating margin in the contract logistics segment for the first quarter 2024 was 26.0%, compared to 13.1% during the same period last year.

Intermodal

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First Quarter 2024 Operating Revenues: $76.7 million, 30.9% decrease
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First Quarter 2024 Operating (Loss): $(8.0) million, (10.5)% operating margin

Operating revenues in the intermodal segment decreased 30.9% to $76.7 million in the first quarter 2024, compared to $111.0 million for the same period last year. Included in intermodal segment revenues for the recently completed quarter were $10.7 million in separately identified fuel surcharges, compared to $17.1 million during the same period last year. Intermodal segment revenues also include other accessorial charges such as detention, demurrage and storage, which totaled $8.5 million during the first quarter 2024, compared to $26.0 million one year earlier. Load volumes declined 14.1%, while the average operating revenue per load, excluding fuel surcharges, fell less than 1% on a year-over-year basis. In the first quarter 2024, the intermodal segment experienced an operating loss of $(8.0) million compared to operating income of $6.8 million one year earlier. As a percentage of revenue, operating margin in the intermodal segment for the first quarter 2024 was (10.5)%, compared to 6.1% one year earlier.

Trucking

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First Quarter 2024 Operating Revenues: $69.7 million, 12.6% decrease
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First Quarter 2024 Operating Income: $3.7 million, 5.3% operating margin

In the trucking segment, first quarter 2024 operating revenues decreased 12.6% to $69.7 million, compared to $79.7 million for the same period last year. First quarter 2024 trucking segment revenues included $28.6 million of brokerage services, compared to $34.7 million during the same period last year. Also included in our trucking segment revenues were $5.4 million in separately identified fuel surcharges during the first quarter 2024, compared to $7.2 million in fuel surcharges during the same period last year. On a year-over-year basis, load volumes declined 7.1% and the average operating revenue per load, excluding fuel surcharges, decreased an additional 6.2%. Income from operations in the first quarter 2024 decreased slightly to $3.7 million compared to $3.8 million during the same period last year. As a percentage of revenue, operating margin in the trucking segment for the first quarter 2024 was 5.3% compared to 4.8% during the same period last year.

Company-managed Brokerage

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First Quarter 2024 Operating Revenues: $31.0 million, 8.7% decrease
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First Quarter 2024 Operating (Loss): $(2.5) million, (8.0)% operating margin

First quarter 2024 operating revenues in the company-managed brokerage segment decreased 8.7% to $31.0 million compared to $34.0 million for the same period last year. Load volumes improved 8.0%; however, our average operating revenue per load, excluding fuel surcharges, decreased 12.2% on a year-over-year basis. In the first quarter 2024, the company-managed brokerage segment experienced an operating loss of $(2.5) million compared to an operating loss of $(0.4) million one year earlier. Included in operating results in the first quarter 2023 was a $1.2 million charge for a previously disclosed item. As a percentage of revenue, operating margin for the first quarter 2024 was (8.0)% compared to (1.1)% during the same period last year. The claims charge recorded in the first quarter 2023 adversely impacted the company-managed brokerage segment’s operating margin by 350 basis points.

Cash Dividend

Universal Logistics Holdings, Inc. also announced today that its Board of Directors has declared a cash dividend of $0.105 per share of common stock. The dividend is payable to shareholders of record at the close of business on June 3, 2024 and is expected to be paid on July 1, 2024.

Other Matters

As of March 30, 2024, Universal held cash and cash equivalents totaling $11.1 million, and $11.8 million in marketable securities. Outstanding debt at the end of the first quarter 2024 was $418.4 million and capital expenditures totaled $68.6 million.

Universal calculates and reports selected financial metrics not only for purposes of our lending arrangements but also in an effort to isolate and exclude the impact of non-operating expenses related to our corporate development activities. These statistics are described in more detail below in the section captioned “Non-GAAP Financial Measures.”

Conference call:

We invite investors and analysts to our quarterly earnings conference call.

Quarterly Earnings Conference Call Dial-in Details:

Time:	10:00 a.m. Eastern Time
Date:	Friday, April 26, 2024
Call Toll Free:	(800) 836-8184
International Dial-in:	+1 (646) 357-8785

A replay of the conference call will be available through May 3, 2024, by calling (888) 660-6345 (toll free) or +1 (646) 517-4150 (toll) and using encore replay code 80736. The call will also be available on investors.universallogistics.com.

Source: Universal Logistics Holdings, Inc.

For Further Information:

Steven Fitzpatrick, Investor Relations

SFitzpatrick@UniversalLogistics.com

About Universal:

Universal Logistics Holdings, Inc. (“Universal”) is a holding company whose subsidiaries provide a variety of customized transportation and logistics solutions throughout the United States and in Mexico, Canada and Colombia. Our operating subsidiaries provide our customers with supply chain solutions that can be scaled to meet their changing demands. We offer our customers a broad array of services across their entire supply chain, including truckload, brokerage, intermodal, dedicated and value-added services. In this press release, the terms “us,” “we,” “our,” or the “Company” refer to Universal and its consolidated subsidiaries.

Forward Looking Statements

Some of the statements contained in this press release might be considered forward-looking statements. These statements identify prospective information. Forward-looking statements can be identified by words such as: “expect,” “anticipate,” “intend,” “plan,” “goal,” “prospect,” “seek,” “believe,” “targets,” “project,” “estimate,” “future,” “likely,” “may,” “should” and similar references to future periods. Forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. These forward-looking statements are subject to a number of factors that may cause actual results to differ materially from the expectations described. Additional information about the factors that may adversely affect these forward-looking statements is contained in Universal’s reports and filings with the Securities and Exchange Commission. Universal assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws.

UNIVERSAL LOGISTICS HOLDINGS, INC.

Unaudited Condensed Consolidated Statements of Income

(In thousands, except per share data)

	Thirteen Weeks Ended
	March 30,	April 1,
	2024	2023
Operating revenues:
Truckload services	$42,030	$46,401
Brokerage services	59,614	68,673
Intermodal services	76,715	111,026
Dedicated services	88,316	85,232
Value-added services	225,232	126,064
Total operating revenues	491,907	437,396

Operating expenses:
Purchased transportation and equipment rent	124,633	156,085
Direct personnel and related benefits	140,805	139,092
Operating supplies and expenses	92,824	46,189
Commission expense	6,610	8,172
Occupancy expense	10,568	11,152
General and administrative	13,507	11,916
Insurance and claims	7,167	8,079
Depreciation and amortization	20,701	18,515
Total operating expenses	416,815	399,200
Income from operations	75,092	38,196
Interest expense, net	(6,079)	(4,975)
Other non-operating income	1,104	15
Income before income taxes	70,117	33,236
Provision for income taxes	17,660	8,360
Net income	$52,457	$24,876

Earnings per common share:
Basic	$1.99	$0.95
Diluted	$1.99	$0.95

Weighted average number of common shares outstanding:
Basic	26,307	26,281
Diluted	26,328	26,314

Dividends declared per common share:	$0.105	$0.105

UNIVERSAL LOGISTICS HOLDINGS, INC.

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	March 30, 2024	December 31, 2023
Assets
Cash and cash equivalents	$11,124	$12,511
Marketable securities	11,762	10,772
Accounts receivable - net	280,604	287,947
Other current assets	63,635	54,243
Total current assets	367,125	365,473
Property and equipment - net	613,642	561,088
Other long-term assets - net	403,834	326,962
Total assets	$1,384,601	$1,253,523

Liabilities and shareholders' equity
Current liabilities, excluding current maturities of debt	$227,140	$189,727
Debt - net	414,108	381,924
Other long-term liabilities	159,408	149,674
Total liabilities	800,656	721,325
Total shareholders' equity	583,945	532,198
Total liabilities and shareholders' equity	$1,384,601	$1,253,523

UNIVERSAL LOGISTICS HOLDINGS, INC.

Unaudited Summary of Operating Data

	Thirteen Weeks Ended
	March 30,	April 1,
	2024	2023
Contract Logistics Segment:
Average number of value-added direct employees	5,480	5,494
Average number of value-added full-time equivalents	199	812
Number of active value-added programs	71	65

Intermodal Segment:
Number of loads	105,037	122,299
Average operating revenue per load, excluding fuel surcharges	$566	$567
Average number of tractors	1,758	2,123
Number of depots	8	9

Trucking Segment:
Number of loads	41,691	44,855
Average operating revenue per load, excluding fuel surcharges	$1,508	$1,607
Average length of haul	401	399
Average number of tractors	830	894

Company-Managed Brokerage Segment:
Number of loads (a)	21,556	19,956
Average operating revenue per load (a)	$1,381	$1,572
Average length of haul (a)	570	619

(a) Excludes operating data from freight forwarding division in order to improve the relevance of the statistical data related to our brokerage services and improve the comparability to our peer companies.

UNIVERSAL LOGISTICS HOLDINGS, INC.

Unaudited Summary of Operating Data - Continued

(Dollars in thousands)

	Thirteen Weeks Ended
	March 30,	April 1,
	2024	2023
Operating Revenues by Segment:
Contract logistics	$313,548	$211,296
Intermodal	76,715	111,026
Trucking	69,655	79,715
Company-managed brokerage	31,000	33,956
Other	989	1,403
Total	$491,907	$437,396

Income from Operations by Segment:
Contract logistics	$81,466	$27,781
Intermodal	(8,046)	6,812
Trucking	3,669	3,789
Company-managed brokerage	(2,488)	(375)
Other	491	189
Total	$75,092	$38,196

Non-GAAP Financial Measures

In addition to providing consolidated financial statements based on generally accepted accounting principles in the United States of America (GAAP), we are providing additional financial measures that are not required by or prepared in accordance with GAAP (non-GAAP). We present EBITDA and EBITDA margin, each a non-GAAP measure, as supplemental measures of our performance. We define EBITDA as net income plus (i) interest expense, net, (ii) income taxes, (iii) depreciation, and (iv) amortization. We define EBITDA margin as EBITDA as a percentage of total operating revenues. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis.

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, we are presenting the most directly comparable GAAP financial measure and reconciling the non-GAAP financial measure to the comparable GAAP measure. Set forth below is a reconciliation of net income, the most comparable GAAP measure, to EBITDA for each of the periods indicated:

	Thirteen Weeks Ended
	March 30,	April 1,
	2024	2023
	( in thousands)
EBITDA
Net income	$52,457	$24,876
Income tax expense	17,660	8,360
Interest expense, net	6,079	4,975
Depreciation	15,902	15,330
Amortization	4,799	3,185
EBITDA	$96,897	$56,726

EBITDA margin (a)	19.7%	13.0%

(a) EBITDA margin is computed by dividing EBITDA by total operating revenues for each of the periods indicated.

We present EBITDA and EBITDA margin because we believe they assist investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance.

EBITDA has limitations as an analytical tool. Some of these limitations are:

• EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

• EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

• EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debts;

• Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

• Other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA and EBITDA margin should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and only supplementally on EBITDA and EBITDA margin.